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                                                                   EXHIBIT 10.1

                         EQUIPMENT SUPPORT SUBCONTRACT


This Agreement, consisting of this Equipment Support Subcontract along with Schedules A through G, is between OLIVETTI NORTH AMERICA, INC. ("ONA"), a Washington corporation, with corporate headquarters at 22425 East Appleway, Liberty Lake, Washington and MAI SYSTEMS CORPORATION, ("MAI"), a Delaware corporation, with corporate headquarters at 9600 Jeronimo Road, Irvine, CA 92718, and is effective on December 2, 1996 ("Effective Date").

1.       PURPOSE

         MAI sells computers and computer systems and provides service for the equipment it sells to its customers. As part of that business, MAI provides warranty service for many of the products it sells and has also entered into contracts with many of its customers to provide maintenance, repair, and related services for these products. In order to provide these services, MAI employs a number of computer service technicians working out of a number of field offices throughout the United States. MAI is planning to discontinue its current field service operations and needs a company with a qualified field service organization to perform the field service portion of MAI's contracts with its customers. ONA is also in the business of selling computers and computer systems and also maintains a computer service field organization throughout the United States. ONA has agreed to provide MAI with computer field service throughout the United States under the terms and conditions set forth in this agreement.

2.       APPLICATION OF AGREEMENT

         This Agreement is intended to cover not only the provision of computer field service operations under those contracts MAI has with its customers as of the Effective Date of this Agreement ("Existing Customer Agreements"), but contracts MAI enters into with its customers after the Effective Date as well ("New Customer Agreements"). However, the terms under which ONA will provide services related to Existing Customer Agreements differ in some respects from those under which it will provide services related to New Customer Agreements.

         Schedules A through E define the services ONA will perform and the manner in which MAI will support ONA and pay ONA for those services with respect to New Customer Agreements. Schedule F identifies the ways in which the treatment of these same issues will differ with respect to Existing Customer Agreements.


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                                                              MAI Systems Corp.
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3.       EXCLUSIVITY/RIGHT TO BID

         This Agreement is intended to establish an exclusive relationship whereby ONA will provide all of MAI's Maintenance Service needs (for both Warranty Service and Contract Service) under Existing Customer Agreements. MAI agrees to have ONA provide all its field service requirements of this type under the Existing Customer Agreements and that it will not perform those obligations itself or contract with any other person or entity to provide such requirements so long as this Agreement is in force.

         MAI further agrees that with respect to all of its other Equipment Support needs it may have during the term of this Agreement, it shall, at a minimum, provide ONA with the opportunity to bid on the provision of such services. MAI further agrees to provide the use of office space and access to MAI's existing office equipment (telephones, copiers, fax machine, etc.) at MAI's corporate headquarters for an ONA employee to work on-site to serve as an account contact and to respond to requests for bids from MAI. ONA agrees to reimburse MAI for long distance telephone charges incurred by this employee.

4.       MAI EMPLOYEES

         a. MAI shall terminate the employment of those MAI employees identified by name and title on Schedule G (the "Target Employees") effective December 1, 1996.

         b. Prior to the Effective Date, ONA will offer employment to the Target Employees on the following terms:

                 (1) a salary or hourly wage no less than that being paid to the Target Employee by MAI,

                 (2) ONA's normal terms and conditions of employment for similar employees,

                 (3) treatment of the Target Employees' credited years of service with MAI (as shown on Schedule G ) as service with ONA for all purposes except as follows:

                          a) Notice/Severance Pay. Target Employees identified on Schedule G as Customer Support Engineers, Senior Customer Support Engineers, Customer Support Specialists, District Product Specialists, Senior Field Materials Coordinators, National Product Support Specialists or Logistics Planners (1) will not be entitled to payment of more than 12 weeks of severance pay under ONA's Notice/Severance Pay Policy regardless of their actual years of service (MAI, ONA, or combined), and (2) shall not be entitled to receive notice pay under ONA's Notice/Severance Pay Policy.

                          b) Pension Plan. A Target Employee's years of service with MAI will not be considered for purposes of computing the pension benefit to which that employee is entitled under ONA's Defined Benefit Pension Plan. However, those years of service with MAI will be considered for



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                                  purposes of satisfying the vesting
                                  requirements of that plan. Regardless of a Target Employee's ONA hire date, such employee shall not become a participant in ONA's Defined Benefit Pension Plan until at least January 1, 1997.

                          c) ONA agrees not to layoff any Target Employees identified on Schedule G as managers during the twelve (12) month period beginning on the Effective Date. This shall not prohibit ONA from terminating such employees for cause.

                 (4) ONA's offer of employment to a Target Employee shall be contingent on that Target Employee agreeing to transfer his or her accrued vacation balance to ONA instead of having the value of that balance paid in cash by MAI upon termination of employment. MAI agrees to reimburse ONA for the value of all vacation balances transferred to ONA by Target Employees (the "Transferred Total"). This reimbursement shall be made beginning January 1, 1997 in monthly payments equal to the greater of (i)one-twelfth (1/12) of the Transferred Total or (ii)the actual value of transferred vacation balances taken by Target Employees in the prior month. MAI agrees to indemnify ONA against any claims arising from this provision on transferring vacation balances in accordance with the provisions of Section 13(a) of this Agreement.

         c. ONA's current field engineers in metropolitan New York and in New Jersey are unionized and MAI has indicated that it is not willing to have its ex-employees incorporated into the union unless it is sure that they would not be the first to be laid off should layoffs occur. MAI is concerned about having a trained work force in place to do the work being subcontracted to ONA pursuant to this Agreement. ONA is currently working with its union to try to modify the existing collective bargaining agreement to address this problem. However, if that effort is ultimately unsuccessful, ONA will then be forced to take some other action to resolve this situation, including possibly subcontracting the work from MAI in this area to another company with qualified personnel. MAI hereby consents to such subcontracting.

         d. The provisions of this section are intended solely for the benefit of MAI and ONA and are not intended to create or expand any rights, as third party beneficiaries or otherwise, of any other person, including without limitation any of MAI's employees. Nothing in this section shall be construed as requiring ONA to pay severance to any employee.

5.       SOFTWARE LICENSE

         MAI either owns or has the right to license certain software (including diagnostic programs) which is either necessary or desirable to use in providing Equipment Support (the "Software"). Subject to the terms and conditions of this Agreement, MAI hereby grants to ONA a non-exclusive license to access and use the Software as ONA determines appropriate



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         in performing its responsibilities under this Agreement and only under this Agreement. ONA shall be permitted to make copies of the Software as it deems appropriate for use in performing its obligations under this Agreement.

         ONA acknowledges that the Software is licensed, not sold, to it solely for the purpose of performing its obligations under this Agreement. ONA further acknowledges that the Software is "Confidential" and subject to the provisions of Section 16, Non-Disclosure, of this Agreement. ONA acknowledges that it is not permitted, nor shall it permit anyone else, under any circumstances, to decode, reverse engineer, decompile, or disassemble the Software.

6.       ONA RESPONSIBILITIES

         During the term of this Agreement, ONA will:

         a. provide Equipment Support in the United States in the manner identified in Schedules A & F;

         b. maintain sufficient fully trained, competent and qualified maintenance personnel to perform the Equipment Support required by this Agreement;

         c. perform the obligations imposed on it with respect to Parts in Schedules C & F; and

         d. except as permitted by this Agreement, not enter into direct Contract Service or Equipment Support agreements with any MAI End Users pertaining to equipment which is the subject of a service agreement with MAI.

7.       CUSTOMER RESPONSIBILITIES

         During the term of this Agreement, MAI will:

         a. order Equipment Support from ONA in the manner identified in Schedules A & F;

         b. pay for Equipment Support rendered by ONA in the manner identified in Schedules B & F;

         c. perform the obligations imposed on it with respect to Parts in Schedule F; and

         d. provide ONA with the Technical Support necessary to permit it it provide Equipment Support as identified in Schedule D.

8.       DEFINITIONS

         For the purposes of this Agreement the following terms shall have the following meanings:

         a. "Contract Service" means performing Maintenance Service pursuant to a contract with the End User in which the End User pays MAI for its agreement to provide such service.



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         b.      "Equipment Support" means performing any one or more of the following types of service on the Equipment:

                 (1) Maintenance Service, (which includes both Contract Service and Warranty Service)

                 (2)      Installation Service, or

                 (3)      Time and Materials Service

                 as those terms are defined in the Schedules to this Agreement.

         c. "Existing Customer Agreement" means a contract between MAI and its customer which is in effect on the Effective Date of this Agreement and also means any subsequent renewal of such an Agreement on substantially the same terms and conditions as are in effect on the Effective Date of this Agreement.

         d.      "Location" means a site where Equipment is installed.

         e.      "New Customer Agreement" means

                 (1) a contract between MAI and its customer which was not in effect on the Effective Date of this Agreement, or

                 (2) an Existing Customer Agreement which is renewed after the Effective Date of this Agreement on terms and conditions substantially different than those in effect on the Effective Date of this Agreement.

                 MAI and ONA may agree in writing to continue to treat an Existing Customer Agreement which is renewed after the Effective Date of this Agreement on terms and conditions different than those in effect on the Effective Date of this Agreement as an Existing Customer Agreement despite the changes in terms and conditions.

         f. "Parts" means any modules, subassemblies, boards, components and related materials of an item or unit of the Equipment.

         g. "Service City" means those cities in which ONA maintains a service office. Schedule E lists ONA's present Service Cities.

         h. "Warranty Service" means performing Maintenance Service in fulfillment of a warranty given to the End User in connection with the purchase of the Equipment.

         In addition, capitalized terms not defined in this section shall have the meanings stated in the text of this Agreement.

9.       TERM

         This Agreement shall take effect on the Effective Date, regardless of when it is signed. Unless sooner terminated in accordance with the terms of this Agreement, this Agreement shall have an initial term of five (5) years ("Initial Term") and shall automatically be extended



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         for successive one (1) year periods thereafter.  Either party may terminate this Agreement at the end of the Initial Term or at the end of any subsequent annual renewal upon not less than one hundred eighty
         (180) days prior written notice.

10.      INTERNATIONAL SERVICE

         MAI has indicated that in the future it may need Equipment Support in countries other than the United States. ONA agrees that, upon request by MAI, it will attempt to provide such service through Ing. C. Olivetti & C., S.p.A. and its affiliates on terms and conditions to be agreed upon with MAI.

11.      WARRANTY

         ONA warrants that all Equipment Support provided by it pursuant to this Agreement will be performed in a competent and workmanlike manner. This warranty is in lieu of all warranties, express or implied, which may be deemed applicable to the subject matter of this agreement, including, but not limited to, any implied warranties of merchantability and fitness for a particular purpose.

12.      LIMITATION OF LIABILITY

         NEITHER PARTY SHALL BE ENTITLED TO RECOVER ANY OF THE FOLLOWING TYPES OF DAMAGES FROM THE OTHER IN CONNECTION WITH ANY CLAIM RELATED TO THIS AGREEMENT, REGARDLESS OF WHETHER THAT CLAIM IS BASED IN TORT, CONTRACT OR OTHERWISE:

         (1) THE LOSS OF OR THE COST OF RECONSTRUCTING DATA STORED ON DISK FILES, TAPES, OR MEMORIES, EXCEPT AS PART OF A CLAIM FOR INDEMNIFICATION PURSUANT TO SECTION 13, BELOW(1),

         (2)     LOSS OF GOODWILL,

         (3)     INCIDENTAL DAMAGES

         (4)     CONSEQUENTIAL DAMAGES,

         (5)     PUNITIVE DAMAGES,

         (6)     ANY FORM OF INDIRECT DAMAGES OF ANY NATURE, OR

         (7) DAMAGES FOR PERSONAL INJURY OR PROPERTY DAMAGE EXCEPT TO THE EXTENT CAUSED BY THE NEGLIGENCE OF THAT PARTY OR ITS EMPLOYEE.




__________________________________

       (1) MAI agrees to continue to include a limitation of liability provision substantially similar to Section 13 of its current Services Agreement form contract (see Appendix F-2) in future services agreements with Customers.


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13.  INDEMNIFICATION

     a. MAI agrees to defend, indemnify and save ONA harmless from and against any and all claims, suits, or proceedings brought against it and in any way relating to either the allegedly negligent or wrongful acts or omissions of MAI, or the products sold by MAI covered by this Agreement, and from the costs, expenses and damages incurred by ONA in connection with such claims, suits and proceedings. ONA agrees to promptly notify MAI of any claim as to which indemnification is sought, cooperate fully in the defense of such claim, and permit MAI or its insurance carrier to control the defense and settlement of such claim.

     b. ONA agrees to defend, indemnify and save MAI harmless from and against any and all claims, suits, or proceedings brought against it and in any way relating to allegedly negligent or wrongful acts or omissions of ONA, and from the costs, expenses and damages incurred by MAI in connection with such claims, suits and proceedings. MAI agrees to promptly notify ONA of any claim as to which indemnification is sought, cooperate fully in the defense of such claim, and permit ONA or its insurance carrier to control the defense and settlement of such claim.

14.  INSURANCE

     Each party represents and warrants to the other that it has and will maintain liability insurance coverage throughout the Term of this Agreement, in an amount appropriate in light of the potential liability created by this Agreement.

15.  NON-SOLICITATION OF EMPLOYEES

     From the Effective Date until six (6) months after the termination of this Agreement, MAI shall not, directly or indirectly, hire or solicit for hire any ONA employee connected with performance under this Agreement, without ONA's prior written approval. This section shall not prevent MAI from soliciting or hiring any ONA employee after such employee's employment with ONA has been ended through no involvement by MAI. It is further agreed that the damages as a result of a breach of this provision would be difficult to measure and that the amount of One Hundred Thousand ($100,000.00) Dollars is a good approximation of the damages that would be caused by one violation of this provision and should be payable as liquidated damages in the event of a breach of this provision.

     This paragraph shall not apply to prevent MAI from hiring or attempting to hire the Target Employees following a full or partial termination of this Agreement by MAI pursuant to the terms of this Agreement.

16.  NON-DISCLOSURE

     a. Both parties agree that any information disclosed to it by the other party in connection with this Agreement which has been designated in writing as "Confidential" (including information disclosed orally and identified in writing as "Confidential"




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         within ten (10) days after the initial oral disclosure) shall be treated as such. Additionally, all information provided by MAI to ONA in connection with requests for bids or proposals for Equipment Support, including the identity of MAI's customers and their service requirements, shall be deemed "Confidential" whether or not it is so identified. Each agrees that with respect to such information it will:

         (1) not disclose such information to third parties without the written consent of the other,

         (2)  use such information solely for the purposes of this Agreement,

         (3) treat such information of the other with a degree of care which is reasonably calculated to protect such information from disclosure (but in any event with at least the same degree of care as it treats its own confidential information),

         (4) inform its employees, agents or authorized representatives of the confidential or proprietary nature of such information, and

         (5)  direct such persons to comply with the terms of this Agreement.

         Either party may bring an action in equity to foreclose violations of this section through injunctive relief.

     b. The following types of information shall not be considered "Confidential" information subject to the restrictions of this provision:

         (1) Information in the possession of or known to the receiving party on the date of receipt,

         (2) Information in the public domain at the time of its disclosure or which enters the public domain after such disclosure through no fault of the receiving party,

         (3) Information independently developed by the receiving party, its employees, agents or representatives without reference to the other party's confidential information,

         (4) Information made available to the receiving party, its employees, agents or representatives by a third party having a right to do so, or

         (5) Information ordered disclosed pursuant to judicial or other lawful governmental action, provided, that the party receiving such request gives prompt written notice of the request to the other party.

     c. MAI acknowledges that ONA's business includes the design, development, and servicing of products for the computer-based industry, and nothing in this Agreement shall preclude or in any way impair ONA's engaging or continuing to engage in that business.

     d. The non-disclosure obligations imposed by this Agreement shall continue in force for so long as the information is maintained as confidential by the disclosing party and for



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              a minimum period of three (3) years from the date of first disclosure, regardless of any termination of this Agreement.

17.  RELATIONSHIP BETWEEN PARTIES

     ONA shall perform its duties under this Agreement as an independent contractor, and not as an agent or affiliate of MAI. In particular:

     a. nothing contained in this Agreement shall be construed to constitute ONA as a partner, employee or agent of MAI, nor shall either have any authority to bind the other in any respect, it being intended that each shall remain an independent contractor responsible for its own actions,

     b. MAI shall exercise no control over the activities and operations of ONA, each being recognized hereunder as an independent contractor,

     c. The relationship between ONA and MAI's customers shall be that of a subcontractor; ONA is not assuming any of the Customer Agreements and shall have no direct obligation to MAI's customers.

18.  ASSIGNMENT

     Neither party may assign any of its rights, interests or duties under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld. In the event one party seeks consent to an assignment and the other party withholds its consent to that proposed assignment, the party seeking consent may terminate this Agreement upon sixty (60) days notice to the other party.

19.  AUTHORIZED REPRESENTATIVES AND NOTICES

     a. Each party shall at all times designate one representative who shall be authorized to take any and all action and/or grant any approvals required in the course of performance of this Agreement. Such representative shall be fully authorized to act for and bind such party including the approval of amendments to this Agreement. Until written notice to the contrary, the authorized representatives of the parties are as follows:

         FOR ONA:                               FOR MAI:

         Vice President, Customer Service       Vice President, Customer Service
         Olivetti North America, Inc.           MAI Systems Corporation
         22424 E. Appleway                      9600 Jeronimo Road
         Liberty Lake, WA 99019                 Irvine, CA  92718



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     b.  Any notice or other communication required or permitted under this
         Agreement shall be in writing and shall be delivered in person or sent by overnight commercial courier service with receipt, addressed as set forth below:

         IN THE CASE OF ONA:                      WITH A COPY TO:

         Vice President                           General Counsel
         Customer Service                         Legal Department
         Olivetti North America, Inc.             Olivetti North America, Inc.
         22425 E. Appleway                        22425 E. Appleway
         Liberty Lake, WA 99019                   Liberty Lake, WA 99019

         IN THE CASE OF MAI:                      WITH A COPY TO:

         Vice President                           General Counsel
         Customer Service                         Legal Department
         MAI Systems Corporation                  MAI Systems Corporation
         9600 Jeronimo Road                       9600 Jeronimo Road
         Irvine, CA 92718                         Irvine, CA 92718

         Notice shall be deemed given when received.

     c. Either party may change the name or address to which notices or other communications are to be sent by giving written notice of such change to the other party.

20.  EXCUSED NON-PERFORMANCE

     A delay in or failure of performance under this Agreement caused by circumstances beyond the reasonable control of the party affected shall be excused to the extent necessary, provided that the party affected shall make reasonable efforts to remove or circumvent such circumstances. Such excusing circumstances shall include (without limitation): shortages of materials; acts of God; fire; flood; war; embargo; labor trouble; failure or delay by suppliers; riots; and laws, rules, regulations and orders of any governmental authority. If any delay or inability to perform continues for more than sixty (60) days, the non-affected party shall have the right to terminate the affected portion of this Agreement upon seven (7) days Notice to the affected party, or to suspend its obligations under the Agreement until such time as the delay or inability to perform is corrected.

     If any delay or inability to perform on the part of ONA continues for a period greater than the period of excused non-performance permitted in MAI's contract with one of more of its Customers, MAI shall have the right to terminate the affected portion of this Agreement upon twenty-four (24) hours Notice to ONA. MAI agrees to continue to include an excused non-performance provision substantially similar to the first two sentences of Section 15 of its




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                                                              MAI Systems Corp.
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     current Services Agreement form contract (see Appendix F-2) in future services agreements with Customers.

21.  DEFAULT AND TERMINATION

     a. If either party defaults in performance of any material obligation under this Agreement, and such default is not cured within sixty (60) days after receipt of Notice from the non-defaulting party, the non-defaulting party shall have the right to immediately terminate this Agreement by Notice to the defaulting party.

     b. MAI may terminate this Agreement for default by ONA on less than sixty days notice as follows:

         (1) If ONA is in default under this Agreement, MAI shall escalate that problem within ONA's service organization as necessary in order to have the problem addressed. This escalation shall include, when necessary, bringing the problem to the attention of ONA's vice president of customer service.

         (2) If, after ONA has been given a reasonable opportunity under the circumstances to resolve the problem, MAI believes that ONA is still in default under this Agreement, MAI will give ONA Notice of the alleged default.

         (3) If ONA has not cured the default within forty-eight (48) hours of its receipt of Notice, MAI may terminate this Agreement as to the MAI Customer to whom the default relates.

     c. Should MAI become more than forty-five (45) days delinquent in its obligation to pay, ONA may suspend its performance hereunder until MAI's account is brought current. If MAI's account remains delinquent for a total period of sixty (60) days, ONA shall have the option to terminate this Agreement immediately by Notice to MAI.

     d. Termination of this Agreement shall not affect any rights existing as of the effective date of termination.

     e. The rights and remedies provided in this Agreement are cumulative and in addition to any other rights or remedies available at law or in equity.

     f. The provisions of Section 16 shall survive termination of this Agreement.

22.  CONFLICT RESOLUTION

     MAI and ONA agree to meet and work together to find acceptable solutions to any disputes between them related to this Agreement. If, after thirty (30) days, they are unable to so resolve the dispute, the dispute will be referred to MAI's President and the President or CEO of ONA, or their designated representatives, who shall meet or talk within fifteen (15) business days after Notice is received to resolve such dispute. Notice of the invocation of this procedure shall be directed to such officers and shall include a reference to this Section 16. If the dispute is not resolved by this meeting, then it shall be resolved by arbitration in



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     accordance with Section 17.  If a party fails to meet with the other party upon request, the requesting party may either obtain an order of a court of competent jurisdiction requiring the non-complying party to meet and confer or proceed to arbitration in accordance with Section 17.

23.  ARBITRATION

     All disputes relating to this Agreement shall be submitted to arbitration in accordance with the commercial rules of the American Arbitration Association then in effect. Such arbitration shall take place in the county where the national headquarters of the defending party are located and shall be conducted by three (3) arbitrators, one selected by each party and the third selected by the other two. The decision of the arbitrators shall be final, binding, and without appeal and may be enforced in any court having jurisdiction over the relevant parties or their assets.

24.  GENERAL

     a. This Agreement shall be governed by the laws of the State of Washington.

     b. This Agreement, together with the attached Schedules, constitutes the complete and final agreement between the parties with respect to the subject matter of this Agreement. This Agreement supersedes all prior discussions, agreements and writings with respect thereto. No agreement purporting to modify, add to, terminate, waive or change any term or condition of this Agreement shall be binding unless it is in writing and signed by authorized representatives of both parties.

     c. The organization of this Agreement and section headings are for convenience only and shall not be used to construe or interpret this Agreement.

     d. No delay or failure of either party in exercising any right hereunder, and no partial or single exercise thereof, shall be deemed to constitute a waiver of such right or any other rights hereunder.

     e. If any provision or term of this Agreement shall be deemed or construed to be invalid, illegal or unenforceable by a court of competent jurisdiction, such determination shall in no way affect the validity, legality, or enforceability of the remaining portions of this Agreement.

     f. Should legal action be required to enforce or interpret any of the provisions of this agreement, the prevailing party shall be entitled to all costs incurred in connection with that action, including a reasonable attorney's fee.



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
"ONA"                                      "MAI"


OLIVETTI NORTH AMERICA, INC.               MAI SYSTEMS CORPORATION

By:                                        By:
   ----------------------------------          -------------------------------
Its:                                       Its:
    ---------------------------------           ------------------------------
Dated:                                     Dated:
      -------------------------------             ----------------------------



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                                                              MAI Systems Corp.

                                   SCHEDULE A

                   NEW CUSTOMER AGREEMENTS EQUIPMENT SUPPORT

This Schedule sets out a beginning framework to define the manner in which service will be ordered by MAI and provided by ONA for New Customer Agreements. The parties anticipate that ONA will be submitting bids to MAI with respect to most New Customer Agreements and that the provisions of this schedule may be modified by the specific provisions of a bid provided by ONA. However, in the absence of such changes specified in the ONA bid documents, ONA will be making its bids on the basis of the provisions of this schedule. The parties also anticipate that as they refine their relationship and the manner in which they do business, they may decide to modify the provisions of this schedule and each agrees to negotiate in good faith about any requests for changes made by the other. Any agreed changes resulting from such negotiations will be reflected in an amendment to this Agreement signed by both parties.

1.   PLACING EQUIPMENT UNDER SERVICE

     a. In order to initiate Equipment Support for a particular item of Equipment, MAI must prepare and submit a completed ONA Maintenance Service Order ("MSO") to ONA and that MSO must be accepted by ONA. The MSO must include such information about the Equipment as is reasonably requested by ONA, including:

         (1)  the model, age and configuration of the Equipment,

         (2)  the Equipment Location,

         (3)  the name, address, and telephone number of the End User,

         (4)  the identity of the End User contact person, and

         (5) any applicable uplifts for Extended Maintenance Service which apply to the Equipment, such as zone uplifts, extended coverage hours uplifts and/or response time uplifts.

     b. Equipment Support will not begin for a particular item of Equipment until ONA has received and accepted an MSO for that item of Equipment. Following acceptance of an MSO, ONA will label the Equipment with an ID tag. This ID number must be used to identify the Equipment in all communications with ONA about the Equipment.

     c. All changes to the information provided to ONA about Equipment under maintenance, such as a change in Equipment location, must be documented by submission of a revised MSO.

     d. An MSO placing Equipment under service shall be valid until discontinued in accordance with paragraph A7. Until ONA receives an MSO discontinuing service the Equipment will be kept under service and ONA will bill MAI for that service.



Schedule A-1                                                           11/25/96
                                                              MAI Systems Corp.

         Requests for service received when no valid MSO is in force will be treated as requests for Time & Materials Service.

2.   REQUESTS FOR SERVICE

     a. MAI, or its designated representative, will receive all End User requests for service or repair.

     b. MAI, or its designated representative, will, obtain as much information as reasonably possible about the End User's problem during its communications with the End User.

     c. MAI, or its designated representative, will obtain from the End User the information necessary to determine whether the Equipment is eligible for Maintenance Service and to permit ONA to properly perform Equipment Support. This shall include, without limitation, the model and age of the Equipment and the configuration in which it is installed.

     d. MAI, or its designated representative, will contact ONA and request Equipment Support for the End User's Equipment. This request shall include all pertinent information MAI has about the End User's Equipment and the problem being experienced, at a minimum:

         (1)  the ID number for the Equipment, and

         (2)  the nature of the problem being experienced by the End User,

3.   MAINTENANCE SERVICE

     a. Maintenance Service means service performed to correct improper functioning of Equipment which occurs from normal use, including making any necessary adjustments and/or replacing defective assemblies or subassemblies.

     b.  Maintenance Service does not include:

         (1) Service of equipment not specifically identified on the MSO ordering the Maintenance Service, including devices peripheral or connected to Equipment.

         (2)  Electrical work external to the Equipment.

         (3) Repair of damage or loss resulting from accident, transportation, neglect, misuse or abuse, operator error, failure of electrical power or air conditioning or humidity control, or use for which Equipment was not designed.

         (4) Supplies or accessories, painting or refinishing Equipment, furnishing material for Equipment, making specification or field engineering changes, performing services connected with relocation of Equipment, or adding or moving accessories, attachments or other devices.

         (5)  Software programming and software program maintenance.



Schedule A - 2                                                         11/25/96
                                                              MAI Systems Corp.

         (6) Service which is impractical for ONA to render or required because of any adjustment, repair, maintenance, alteration, attachment, addition, or connection to another machine or device.

         (7) Service calls required as the result of modification, work or service of the Equipment by non-ONA personnel.

         (8) Service of Equipment which, because of a safety hazard, exposes ONA personnel to a risk of injury.

         (9) Service in connection with the installation, discontinuance or removal of Equipment.

         (10) Installation of engineering changes, feature changes, or safety changes.

     c.  Equipment shall be kept in or shall be restored to good working order.

     d. Maintenance Service will be performed in a prompt, courteous, efficient and workmanlike manner.

     e. Unless otherwise specified, Preventive Maintenance will be performed on equipment only during a Maintenance Service call. Preventive Maintenance includes general cleaning and inspection, and any adjustments and/or lubrication as specified by the Equipment manufacturer.

4.   STANDARD MAINTENANCE SERVICE.

     a. After receiving a Request for Service from MAI or its designated representative, ONA will dispatch a properly trained Customer Service Engineer (CSE) to the Equipment Location along with such tools, parts and manuals as the CSE reasonably believes will be required to repair the Equipment based on the information provided to ONA by MAI. Upon arrival the CSE will diagnose the problem, if any, and perform the Maintenance Service.

     b. ONA will use all reasonable efforts to arrive at the Equipment Location ready to complete the Maintenance Service within the agreed upon response time for that Equipment.

     c. Maintenance Service will be performed during the agreed upon hours of service(2) and at the location agreed upon for that Equipment.

5.   INSTALLATION SERVICE

     a.  Installation Service shall consist of:



__________________________________

     (2) Normal Service Hours are Monday through Friday, 8 a.m. to 5 p.m. local time, excluding ONA observed holidays. Service started during Normal Service Hours and completed within 1 hour after Normal Service Hours will be deemed performed within Normal Service Hours.


Schedule A - 3                                                         11/25/96
                                                              MAI Systems Corp.

         (1)  Any necessary unpacking of the Equipment;

         (2)  Connection of Equipment;

         (3)  Physical inspection of Equipment in place;

         (4) Functional testing of Equipment according to prescribed procedures for such Equipment;

         (5)  Resolution of normal installation problems; and

         (6) notification to MAI and End User of unusual installation problems (e.g., design or engineering problems, transit damage, etc.). These problems must be corrected before ONA will perform Maintenance Service on this Equipment.

     b. Installation Service does not include uncrating or major movement of the Equipment.

     c. ONA will use all reasonable efforts to provide Installation Service in a timely manner, subject to the availability of personnel and equipment, necessary travel time and other factors affecting ONA's ability to provide this service.

6.   TIME AND MATERIALS SERVICE

     a. ONA may, at its option and in its discretion, elect to accept requests from MAI for service on a time and materials basis ("Time and Materials Service"). Such Service shall be on a "best efforts" basis consistent with the availability and location of trained personnel and Parts.

     b. ONA will use all reasonable efforts to provide Time & Materials Service in a timely manner, subject to the availability of personnel and equipment, necessary travel time and other factors affecting ONA's ability to provide this service.

7.   DISCONTINUANCE

     MAI may discontinue Maintenance Service for any Equipment by sending ONA a fully completed and properly signed MSO acceptable to ONA identifying the Equipment to be discontinued. Such discontinuance shall become effective thirty (30) days after it is received by ONA. Such discontinuance shall be ineffective if any part of its purpose is to allow the Maintenance Service to be performed by MAI or a third party.



Schedule A - 4                                                         11/25/96
                                                              MAI Systems Corp.

                                   SCHEDULE B

                       PRICES FOR NEW CUSTOMER AGREEMENTS

This Schedule sets out what will eventually become the standard pricing scheme to be used by the parties when no other pricing arrangements are agreed upon for a specific order. However, both parties recognize that the market for Equipment Support services is very competitive and changes frequently. Accordingly, ONA agrees that upon request by MAI it will re-evaluate the prices and pricing methodology identified in this schedule to respond to competitive pressures or to reflect appropriate volume discounts upon request by MAI. In addition, ONA will provide bids for major projects in accordance with Section 3 of this Agreement. Any agreed changes resulting from this re-evaluation and/or bidding process will be reflected in a document signed by both parties which identifies the Equipment to which such modified prices apply.

1.   STANDARD MAINTENANCE SERVICE

     MAI will pay ONA an Annual Maintenance Charge ("AMC") for each unit of Equipment placed under Maintenance Service as payment for ONA's agreement to provide Standard Maintenance Service for each such unit of Equipment. The AMC for each model of Equipment shall be as identified in any service order accepted by ONA or flat rate pricing schedule subsequently provided to MAI by ONA.



Schedule B - 1                                                         11/25/96
                                                              MAI Systems Corp.

     [**CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS DOCUMENT AND THE CONFIDENTIAL PORTIONS OF EXHIBIT 10.1 HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]

2.   TIME AND MATERIALS/INSTALLATION SERVICE

     a. ONA will bill [**] for each hour of labor incurred during Normal Service Hours and [**] for each hour of labor incurred outside Normal Service Hours by a CSE in performing the service.

     b. Labor charges commence upon dispatch of the CSE to the End-User location and include travel to and from the site.

     c. There is a minimum 1 hour charge per call and additional time will be charged in increments of one-quarter (1/4) hour.

     d. ONA will, upon request by MAI, provide flat rate installation prices for items of Equipment identified by MAI.

3.   COMMERCIAL TRAVEL

     a. When Commercial Travel is required to perform Time and Materials and/or Installation Service and has been approved in advance by MAI, MAI will be charged the actual, reasonable cost of such travel. Commercial travel includes, but is not limited to, such items as airfare, ferry and rental vehicles.

4.   LODGING EXPENSES

     a. If ONA determines that it is in the best interests of ONA and MAI to have a CSE remain overnight at or near the Equipment Location in connection with Time and Materials and/or Installation Service and MAI has approved such expenses in advance, MAI will be charged the actual, reasonable lodging and meal expenses incurred.

5.   INVOICING/PAYMENT

     a. ONA will invoice MAI monthly for Equipment for which Contract or Warranty Service has been ordered. These invoices will be issued on approximately the fifteenth (15th) of the month for which the invoice is being issued. For example, ONA will invoice MAI on approximately October 15th for the October Contract Service being provided by ONA.

         ONA will invoice MAI monthly, in arrears, for all other Equipment Support.

     b. Invoices are due and payable upon receipt and will begin to accrue interest at 1.25% per month from the date of the invoice if not paid in full within 45 days of the date of the invoice.



Schedule B - 2                                                         11/25/96
                                                              MAI Systems Corp.

     c. MAI will pay or reimburse ONA for any and all sales, use and excise taxes, and other fees or charges levied or imposed by any governmental agency or authority on or in connection with or measured by the value of the Services provided by ONA under this Agreement.

6.   AMENDMENT

     a.  This Schedule may be amended by ONA upon Notice to MAI.

     b. The Amended Schedule shall become effective on the Effective Date stated in the Amended Schedule, but no sooner than 30 days after Notice is given to MAI.

     c. Price changes included in any Amended Schedule shall apply only to Equipment Support requested after the Effective Date of the Amended Schedule.



Schedule B - 3                                                         11/25/96
                                                              MAI Systems Corp.

                                   SCHEDULE C

                                  SPARE PARTS

1.  ONA'S OBLIGATIONS

    a. ONA shall, at its expense, establish and maintain an inventory of a sufficient quantity of all the Parts necessary to perform the Equipment Service called for by this Agreement in each Service City open for Equipment Service.

    b. At its option, ONA may elect to maintain an inventory of certain Parts in a centralized depot or depots for distribution within ONA as required.

    c. ONA shall keep records of its receipt, disbursement and use of such Parts.

    d. ONA shall take all steps necessary to ensure the availability of sufficient Parts to satisfy its commitments with respect to all Equipment Service to be performed by it under this Agreement;



Schedule C - 1                                                         11/25/96
                                                              MAI Systems Corp.

                                   SCHEDULE D

                               TECHNICAL SUPPORT

1.  TRAINING

    a. Because ONA will be hiring many of MAI's former service engineers, the parties do not anticipate that any initial training of ONA personnel will be required. Should training subsequently be required as a result of adding new Equipment to the Schedules to this Agreement, the parties will at that time determine who is required to provide such training. If no agreement is reached on this issue, ONA shall not be required to provide Equipment Support for such newly added Equipment.

    b. MAI will, upon request from ONA and at no charge, provide ONA with such technical consultation and assistance as is appropriate to enable ONA to provide its service representatives with such training as its deems appropriate. This shall include, without limitation, providing ONA with a copy of MAI's educational materials pertaining to the Equipment and permitting ONA to make such use of those materials as it deems appropriate for its internal use in satisfying its commitment to provide Equipment Support under this Agreement.

2.  DOCUMENTATION

    a. As soon as practicable after execution of this Agreement, MAI will provide ONA, at no charge, with one complete set of documentation and diagnostics for each model of Equipment.

    b. As soon as practicable after any Equipment is added to the Appendix to Schedule A, MAI will provide ONA, at no charge, with one complete set of documentation and diagnostics for such additional Equipment.

    c. As soon as practicable after updates or changes to the documentation and diagnostics provided to ONA become available, MAI will provide ONA with those updates and changes at no charge.

    d. ONA may copy, modify, and use any or all of the documentation and diagnostics provided to it by MAI as it deems necessary for its internal use, while retaining all MAI trademarks and copyrights.

3.  SECOND LEVEL SUPPORT

    a. MAI will provide ONA with telephone technical support for ONA's service representatives during MAI's normal technical support hours at no charge to ONA.



Schedule D - 1                                                         11/25/96
                                                              MAI Systems Corp.

                                   SCHEDULE E

                                 SERVICE CITIES







Schedule E - 1                                                         11/25/96
                                                              MAI Systems Corp.

I.       AMENDMENT

         A. Service Cities may be deleted at ONA's discretion. ONA will give Notice to MAI of the effective date of the Service City deletion.

         B. ONA will continue Equipment Support in locations previously serviced by the closed Service City from an alternative Service City of ONA's choice, at the rate in effect at the time of closing, for a period of ninety (90) days. At the end of the ninety (90) day period, MAI may continue Equipment Support with ONA with a revised AMC or discontinue Equipment Support with ONA in those cities.




Schedule E - 2                                                         11/25/96
                                                              MAI Systems Corp.

                                   SCHEDULE F

                          EXISTING CUSTOMER AGREEMENTS







Schedule F - 1                                                         11/25/96
                                                              MAI Systems Corp.

    [**CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS DOCUMENT AND THE CONFIDENTIAL PORTIONS OF EXHIBIT 10.1 HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]

1.  STATEMENT OF INTENT

    The general intent of the parties is to have ONA perform the service which MAI is currently required to provide to MAI's customers under the Existing Customer Agreements in return for [**] of the amounts MAI's customers are paying MAI for that work. MAI is consigning its current inventory of spare parts to ONA to permit it to perform that service and MAI will be providing technical hardware and software support to ONA as required to assist it in providing this service. Initially, MAI will be handling the incoming call reception for all Existing Customer Agreements, however the parties intend to begin working to transfer this function for certain of the Existing Customer Agreements (the "Legacy Agreements") to ONA as soon as this agreement has been executed. Eventually, MAI may also like to transfer the billing and collection functions for the Legacy Agreements to ONA if it is practical and economical to do so. The remainder of this schedule is intended to define the precise terms and conditions pursuant to which this general intent will be carried out.

2.  IDENTIFICATION OF CUSTOMERS

    Attached as Appendix F-1 is a list of those MAI customers for whom MAI will retain the call reception, billing and collection functions throughout the term of this Agreement (the "Open Customers"). All MAI customers with Existing Customer Agreements who are not listed on Appendix F-1 are "Legacy Customers" for purposes of this Agreement.

3.  EQUIPMENT SUPPORT

    a. Generally. With the exceptions listed below, ONA will perform MAI's Equipment Support obligations under the Existing Customer Agreements under the same terms and conditions as are required of MAI under those agreements. This shall include Contract Service, Installation Service, and Time and Materials Service to the extent such types of service are covered by the Existing Customer Agreements. Provision of a particular type of service for an Existing MAI Customer which is not covered by the Existing Customer Agreement for that customer shall be considered the provision of service under a New Customer Agreement for purposes of this Agreement.

        Prior to execution of this Agreement, MAI provided ONA with the form customer agreements and sample customer agreements which are attached as Appendix F-2. MAI represents and warrants to ONA that its Equipment Support obligations under the




Schedule F - 2                                                         11/25/96
                                                              MAI Systems Corp.

        Existing Customer Agreements are not materially different than those required under these form customer agreements and sample customer agreements.

    b. EXCEPTIONS. MAI shall continue to perform the following Equipment Support Obligations under the Existing Customer Agreements:

        (1) MAI shall continue to receive incoming trouble calls from its customers. MAI will screen these calls to determine whether the problem is hardware or software related. With respect to calls which MAI determines are hardware related, MAI shall notify ONA's dispatch center and provide it with the information MAI has about the problem so that ONA may dispatch a service technician to the customer site to resolve the problem. Upon resolution of the problem, ONA shall notify MAI of its resolution of the problem and provide it with the information necessary to permit MAI to close the call in its records. The parties agree to work together to link their computer systems so that this entire process may ordinarily be done via computer without the need for telephone or other alternate means of communication.

             Immediately following execution of this Agreement, the parties agree to begin working together to transfer responsibility for incoming trouble calls from Legacy Customers to ONA. ONA will provide Legacy Customers with a toll free phone number to use to call ONA with trouble calls to place requests for service. The parties agree to cooperate to make this transition as smooth and as customer friendly as reasonably possible. Upon completion of this process, ONA shall be completely responsible for the call tracking process and shall cease providing MAI with call closure information for the Legacy Customers. At that time, ONA will begin to provide MAI with mutually defined reports summarizing its handling of Legacy Customer calls.

        (2) MAI shall continue to invoice its customers pursuant to the Existing Customer Agreements and be responsible for the collection of those invoices from its customers. As part of this function, MAI will retain the authority to determine if and when service to a particular customer should be terminated and it will notify ONA of any such termination of service. Until receipt of such notification from MAI, ONA shall continue to provide service to customers as required by that customer's Existing Customer Agreement and shall be entitled to be paid by MAI for such service as provided by this Agreement.

             Following execution of this Agreement, the parties agree to begin working together to determine if it is practical and economical to transfer responsibility for the billing of and collection from Legacy Customers to ONA. Part of this process will be negotiation of the amount MAI will pay ONA to assume these functions if the parties decide to proceed with a transfer of these functions to ONA.





Schedule F - 3                                                         11/25/96
                                                              MAI Systems Corp.

    [**CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS DOCUMENT AND THE CONFIDENTIAL PORTIONS OF EXHIBIT 10.1 HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]

4.  TRANSITION

    The parties agree to work together to make the transfer of the service work for Existing Customers from MAI to ONA as smooth as possible. As part of this transition, MAI will provide ONA with access to its customer service database and work with ONA to transfer the information in that database into ONA's customer service database so that it will be in place and useable by ONA on the Effective Date of this Agreement.

5.  PAYMENT

    a. For ONA's provision of Equipment Support under an Existing Customer Agreement MAI will pay [**] The parties recognize that MAI may bill its customers in advance for the Equipment Support being provided by ONA and that it may recognize revenue incrementally as the support is provided. Further, the parties recognize that MAI may establish a reserve for non-payment which reserve shall be consistent with GAAP accounting principles and shall be consistent with MAI's past collection experience of its Existing Customer Agreements.

    b. MAI will pay ONA the payment required pursuant to subparagraph (a), above, monthly in arrears on or before the fifteenth day of each month.ONA will not invoice MAI for these amounts.

    c. ONA will provide MAI with such information as is necessary for MAI to bill its customers for non-recurring Equipment Support provided by ONA, such as Installation, Time and Materials, and Warranty Service.

    d. Both parties shall have the right to audit the billing and collection being done by the other related to this Agreement and each shall provide the other with full access to its pertinent financial records for the purpose of such audits. Such access shall be at a reasonable time agreed upon in advance and shall include the right to make copies of material records upon confirmation of materiality by the audited party. All records produced and/or copied by the auditing party are deemed Confidential and protected by the confidentiality provisions of this Agreement. Any variations from previously reported figures disclosed by such audits shall be settled between the parties by payment within thirty (30) days of the discovery of such variation.



Schedule F - 4                                                         11/25/96
                                                              MAI Systems Corp.

    [**CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS DOCUMENT AND THE CONFIDENTIAL PORTIONS OF EXHIBIT 10.1 HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]


6.  REVENUE BASED PAYMENT ADJUSTMENT

    a. Adjustment. MAI has represented to ONA that, as of the Effective Date, the Existing Customer Agreements are generating approximately [**] The parties agree that if, during calendar years 1997, 1998, and 1999, the actual revenue generated by the Existing Customer Agreements (the "Actual Revenue") during a calendar quarter is less than the Target Revenue, ONA's percentage of the revenue from the Existing Customer Agreements shall be increased by [**] that the Actual Revenue is less than the Target Revenue.

        For example, if the Actual Revenue during the first full calendar quarter of this Agreement is [**] MAI will at that time pay ONA the difference between the amount MAI has paid ONA on Existing Customer Agreement revenue during that calendar quarter at the [**] rate and what it would have paid at the [**] rate.

        Implementation. These changes in the revenue percentage, if any, will be implemented by reviewing the Actual Revenue at the end of each full calendar quarter during the contract term and adjusting the percentage rate accordingly. This adjustment will be retroactive to the beginning of that calendar quarter and any payments required to effectuate that adjustment for the calendar quarter just ended will be made within ten
        (10) business days. ONA's percentage of revenue during the following calendar quarter will be based on the adjusted percentage rate, which will then be re-evaluated and adjusted as necessary at the end of the following calendar quarter.

    b. Remanco. Revenue from MAI's agreement with Remanco International, Inc. which has been assigned to ONA pursuant to a separate document has not been included in the Target Revenue and shall not be considered for the purposes of this Section of this Agreement.

7.  PARTS

    a. MAI will consign to ONA its current inventory of Parts being used by it to perform Equipment Support pursuant to Existing Customer Agreements (the "Consigned Parts"). MAI represents and warrants to ONA that this inventory of Consigned Parts is adequate in size and mix to properly perform the Equipment Support ONA will be providing for Existing Customers as of the Effective Date of this Agreement.



Schedule F - 5                                                         11/25/96
                                                              MAI Systems Corp.

    b. ONA will be responsible for the physical transfer of the Consigned Parts from MAI to ONA. MAI agrees to cooperate fully with ONA in order to enable the smooth transfer of the Consigned Parts. Within 90 days of the Effective Date, ONA will perform a physical inventory of the Consigned Parts and provide MAI with a written list of the Consigned Parts.

    c. ONA will be responsible for maintaining the Consigned Parts in the general condition and quantities as they were received from MAI. ONA shall keep the Consigned Parts in such a manner so that they are separately identifiable from ONA owned Parts. As the Consigned Parts are used by ONA to perform Equipment Support, ONA shall replace them with the exchanged part from the customer equipment, after first making any necessary repairs to the exchanged part. Exchanged parts which are not repairable shall be replaced by ONA. ONA will be subcontracting the actual repair of the Consigned Parts to a third party and MAI hereby consents to that subcontracting.

        Amounts or types of Parts added to the Consigned Parts by ONA shall be the property of ONA and shall not be delivered to MAI upon termination of this Agreement.

        Should it become impractical for ONA to obtain replacement parts (either because they are not reasonably available or not reasonably affordable) ONA shall not be required to replace unrepairable portions of the Consigned Inventory and shall be relieved of its obligation to provide Equipment Support to the extent it is prevented from doing so by this inability to obtain replacement parts.

    d. Upon termination of this Agreement, ONA will return the Consigned Parts to MAI in the quantities and condition it received them from MAI, ordinary wear and tear excepted.

    e. ONA agrees that MAI may search all pertinent public records, file financing statements, and take other necessary steps to protect MAI's ownership of the Consigned Parts against claims of creditors and carry out the purposes of this Agreement. ONA agrees to promptly execute and deliver to MAI all financing statements and other documents necessary to permit MAI to carry out such steps and otherwise cooperate with MAI's efforts to protect its ownership of the Consigned Parts.

8.  TOOLS

    a. MAI will loan to ONA its current inventory of tools (including laptop computers and diagnostic software) being used by its field engineer work force or repair center to perform Equipment Support pursuant to Existing Customer Agreements (the "Consigned Tools"). MAI represents and warrants to ONA that this inventory of Consigned Tools is adequate in size and mix to properly perform the Equipment Support ONA will be providing for Existing Customers as of the Effective Date of this Agreement. The Consigned Tools shall remain the property of MAI. ONA will be



Schedule F - 6                                                         11/25/96
                                                              MAI Systems Corp.

        responsible for maintaining the Consigned Tools in the general condition as they were received from MAI, ordinary wear and tear excepted.

    b. ONA will be responsible for the physical transfer of the Consigned Tools from MAI to ONA. MAI agrees to cooperate fully with ONA in order to enable the smooth transfer of the Consigned Tools. Within 90 days of the Effective Date, ONA will perform a physical inventory of the Consigned Tools and provide MAI with a written list of the Consigned Tools.

    c. ONA shall keep the Consigned Tools in such a manner so that they are separately identifiable from ONA owned tools. Upon termination of this Agreement, ONA will return the Consigned Tools to MAI in the condition it received them from MAI, ordinary wear and tear excepted.

    d. ONA agrees that MAI may search all pertinent public records, file financing statements, and take other necessary steps to protect MAI's ownership of the Consigned Tools against claims of creditors and carry out the purposes of this Agreement. ONA agrees to promptly execute and deliver to MAI all financing statements and other documents necessary to permit MAI to carry out such steps and otherwise cooperate with MAI's efforts to protect its ownership of the Consigned Tools.





Schedule F - 7                                                         11/25/96
                                                              MAI Systems Corp.

    [**CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS DOCUMENT AND THE CONFIDENTIAL PORTIONS OF EXHIBIT 10.1 HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]

9.  WARRANTY SERVICE

    a. ONA will provide Warranty Service under warranty obligations in place on the Effective Date of this Agreement in accordance with those warranties and will seek reimbursement from the warranty provider in accordance with its usual terms. Where the warranty provider is MAI, MAI will reimburse ONA on a Time and Materials basis at the reduced rates of [**] during Normal Service Hours and eighty-five dollars per hour [**] outside Normal Service Hours

10.  NEW BUSINESS DEVELOPMENT

     a. EXISTING CUSTOMERS. Except for those Existing Customers with whom ONA or its corporate affiliates has a pre-existing relationship as of the Effective Date of this Agreement, ONA shall not solicit or contract with Existing Customers for any products or services without MAI's express written consent. Except as expressly prohibited by this provision, ONA shall not be limited in its ability to conduct it business as if it had not entered into this Agreement with MAI.

         MAI agrees not to unreasonably withhold or delay its consent to requests from ONA to solicit or contract with Existing Customers for the sale of products or services which are not competitive with a product or service sold by MAI. In granting its consent, MAI shall be entitled to place reasonable restrictions on the manner in which ONA interacts with the Existing Customers, for example by precluding the involvement of the ONA employees who provide Equipment Support for that Existing Customer pursuant to this Agreement. In the event MAI withholds its consent to a request by ONA to solicit or contract with an Existing Customer, ONA shall be entitled to terminate this Agreement upon one hundred eighty (180) days prior written notice to MAI without further liability or obligation to MAI. ONA's failure to exercise this right to terminate on one or more occasions when it has the opportunity to do so shall not be deemed to constitute a waiver of such right or any other rights hereunder

     b. MAI NON-SERVICE CUSTOMERS. There are persons using MAI hardware and software who, as of the Effective Date, do not have an existing agreement with MAI for Equipment Support ("MAI Non-Service Customers"). ONA is free to solicit contracts with MAI Non-Service Customers for any types of products or services, including contracts for all types of Equipment Support. Contracts for Equipment Support with MAI Non-Service Customers shall be entered into between the customer and MAI, on terms negotiated by ONA, and shall be treated as Existing Customer Agreements for purposes of this Agreement.



Schedule F-32
11/25/96

                                                               MAI SYSTEMS CORP.

         MAI agrees to reimburse ONA for thirty percent (30%) of the sales costs (including the sales commission) it incurs in connection with obtaining a Contract for Equipment Support with an MAI Non-Service Customer.





Schedule F - 9                                                         11/25/96
                                                              MAI Systems Corp.

                        ASSIGNMENT OF SERVICES AGREEMENT

AGREEMENT MADE this __________________________ day of December, 1996 by and between MAI Systems Corporation, a Delaware corporation, 9600 Jeronimo Road, Irvine, California 92718 ("MAI") and Olivetti North America, Inc., a Washington corporation, 22425 East Appleway, Liberty Lake, Washington, 99019-9532 ("ONA") with reference to the following facts:

     A. On or about October 1, 1995, MAI entered into a Services Agreement (the "Services Agreement") with Remanco International, Inc. ("Remanco") pursuant to which Remanco engaged MAI as the exclusive provider of support services to certain Remanco customers.

     B. Concurrent with the effective date of this Assignment, MAI will discontinue providing support services of the type described in the Service Agreement. MAI has engaged ONA to provide support services on its behalf to its customer base.

     C. Remanco has agreed to permit ONA to be the exclusive provider of support services to its customers on the same terms and conditions that MAI has provided such services that ONA agree to assume MAI's obligations set forth in the Services Agreement.

     D. MAI has agreed to assign to ONA all of its rights under the Services Agreement, except as specifically provided herein.

NOW THEREFORE, INC CONSIDERATION OF THE COVENANTS PROVIDED HEREUNDER, the parties agree as follows:

1.  EFFECTIVE DATE

    The Effective Date shall be the effective date set forth in the Equipment Support Subcontract between ONA and MAI which the parties contemplate executing concurrently with this Assignment.

2.  ASSIGNMENT

    MAI transfers and assigns all of its rights under the Services Agreement to ONA subject to the following:

    (a) MAI shall cosign the Service Assets described in Section 2.3 of the Services Agreement to ONA. ONA shall keep the Service Assets in such a manner that they are separately identifiable from ONA-owned tools. Upon termination of the Services Agreement, ONA will return the cosigned Service Assets to MAI in the condition it received them from MAO, ordinary wear and tear expected. ONA agrees that MAI may search all pertinent public records, file financing statements and take other necessary steps to protect MAI's interest in the Service Assets against claims of creditors and carry out the purposes of this Assignment. ONA agrees to promptly execute and deliver to MAI all financing statements and other documents necessary to permit MAI to carry out such steps and otherwise cooperate with MAI's efforts to protect its interests in the Service Assets.

    (b) Nothing herein shall be deemed to entitle ONA to any fee which accrued in favor of MAI on or before the Effective Date.

    (c) Nothing herein shall be deemed to grant to ONA any interest in the loan which is described in Section 8.3 of the Services Agreement.

    (d) Section 11.2 of the Service Agreement shall be amended in its entirety as follows:

"Remanco and ONA compete in the sale of POS equipment in North America. The parties agree that if their competitive relationship interferes with the services that ONA is obligated to provide hereunder, either party may, upon ninety (90) days notice to the other, terminate this Agreement without penalty. In the event of such termination, nothing in this Agreement shall be construed to prevent Remanco from hiring or attempting to hire any former Remanco employee then working for ONA."

3.  ACCEPTANCE OF ASSIGNMENT

    ONA accepts the assignment of the Service Agreement on the terms and conditions herein provided.

IN WITNESS WHEREOF the parties have executed this Assignment of Services Agreement on the day and year first written above.


MAI Systems Corporation                          Olivetti North America, Inc.


By:  /s/ JAMES DUPLEX                            By:
    -------------------------------                   -------------------------
         James Duplex
         Vice President



Schedule G - 1                                                         11/25/96
                                                              MAI Systems Corp.

Remanco International, Inc. hereby consents to the above assignment and assumption and represents and warrants that MAI Corporation is in full compliance with the terms and conditions of the Services Agreement and to the best of its knowledge is not in default of any obligation thereunder.

Remanco International, Inc.


By:  /s/ RAY S. ROBERTS
   ------------------------------
         Ray S. Roberts
         Chief Operating Officer


Schedule G - 2                                                         11/25/96
                                                              MAI Systems Corp.